UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 3, 2025
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85288
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2025, First Solar, Inc. (“First Solar” or the “Company”) appointed Nathan Theurer, age 44, to the position of Vice President, Global Controller and Chief Accounting Officer, effective January 6, 2025, reporting to the Chief Financial Officer. Also effective January 6, 2025, Byron Jeffers, former Vice President, Global Controller and Chief Accounting Officer, has been appointed Vice President, Treasurer and Head of Investor Relations at First Solar.

Mr. Theurer joined First Solar in August 2014, serving in several senior accounting roles before being appointed as its Corporate Controller in November 2019. Prior to joining First Solar, Mr. Theurer served for three years as a Senior Manager of External Reporting and Technical Accounting at Amkor Technology, Inc. Mr. Theurer also served six years as a Manager at Ernst & Young LLP with public accounting experience working with numerous companies across various industries including manufacturing, mining, and technology. Mr. Theurer holds both master’s and bachelor’s degrees in accounting from Brigham Young University and is a Certified Public Accountant in the state of Arizona.

In connection with his appointment as Vice President, Global Controller and Chief Accounting Officer, it is expected that Mr. Theurer will enter into an Indemnification Agreement with the Company, in the form set forth in Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on February 27, 2024. There are no arrangements or understandings between Mr. Theurer and any other person in connection with his appointment. Mr. Theurer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. He has no family relationships with any director or executive officer of the Company.

Mr. Theurer will be entitled to an annual base salary of $280,000 (subject to periodic increases at First Solar’s discretion), the opportunity to participate in First Solar’s annual bonus program, with a target bonus percentage of 40% of his annual base salary, and certain time- and performance-based equity compensation (long-term incentive programs). Mr. Theurer is eligible to participate in First Solar’s standard employee benefit programs and will be entitled to benefits consistent with those provided to other similarly situated associates of First Solar and any other benefits that First Solar may, in its sole discretion, elect to grant to him from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: January 10, 2025	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary

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